Exhibit 4.2

Execution Version

MARTIN MARIETTA MATERIALS, INC.,

as Issuer

and

Regions Bank, as Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of July 2, 2021

to

INDENTURE

Dated as of May 22, 2017

0.650% Senior Notes due 2023

2.400% Senior Notes due 2031

3.200% Senior Notes due 2051

TABLE OF CONTENTS

i

EXHIBIT A – Form of 2023 Notes	A‑1

EXHIBIT B – Form of 2031 Notes	B‑1

EXHIBIT C – Form of 2051 Notes	C‑1

ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of July 2, 2021 (this “Supplemental Indenture”), between Martin Marietta Materials, Inc., a corporation duly organized and existing under the laws of the State of North Carolina, having its principal office at 4123 Parklake Avenue, Raleigh, North Carolina 27612 (the “Corporation”), and Regions Bank, as trustee (the “Trustee”).

WHEREAS, the Corporation executed and delivered the indenture, dated as of May 22, 2017, to the Trustee (the “Indenture”), to provide for the issuance of the Corporation’s debt securities (the “Securities”), to be issued in one or more Series;

WHEREAS, pursuant to the terms of the Indenture, the Corporation desires to provide for the establishment of (i) a new Series of its notes under the Indenture to be known as its “0.650% Senior Notes due 2023”, (ii) a new Series of its notes under the Indenture to be known as its “2.400% Senior Notes due 2031” and (iii) a new Series of its notes under the Indenture to be known as its “3.200% Senior Notes due 2051”, the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Corporation, pursuant to (i) resolutions of the Finance Committee of the Board of Directors of the Corporation duly adopted on June 14, 2021, (ii) resolutions of the Board of Directors of the Corporation duly adopted on June 16, 2021, (iii) the written consent of the Chairman of the Finance Committee of the Board of Directors of the Corporation on June 18, 2021 and (iv) resolutions of the authorized officers of the Corporation duly adopted on June 21, 2021, has duly authorized the issuance of the Notes, and has duly authorized the proper officers of the Corporation to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 2.3 and Section 9.1(6) of the Indenture;

WHEREAS, the Corporation has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Corporation, in accordance with its terms, and to make the Notes, when executed by the Corporation and authenticated and delivered by the Trustee, the valid obligations of the Corporation, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes and to make other modifications to the Indenture pertaining to the Notes, the Corporation and the Trustee hereby enter into this Supplemental Indenture, which modifies the Indenture with respect to (and only with respect to) the Notes, as follows:

ARTICLE I

Definitions

SECTION 1.1   Definition of Terms.  Unless the context otherwise requires:

(a)          each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)          the singular includes the plural and vice versa; and

(c)          headings are for convenience of reference only and do not affect interpretation.

SECTION 1.2   Additional Definitions.  Solely for the purposes of this Supplemental Indenture in connection with the Notes, the following terms shall have the following meanings:

“2023 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the 2023 Assumed Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the 2023 Assumed Remaining Life.

“2023 Interest Payment Date” means an Interest Payment Date in respect of the 2023 Notes.

“2023 Notes” means the Initial 2023 Notes issued and any additional 0.650% Senior Notes due 2023 issued, treated as a single Series.

“2023 Par Call Date” means July 2, 2022.

“2031 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the 2031 Assumed Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the 2031 Assumed Remaining Life.

“2031 Interest Payment Date” means an Interest Payment Date in respect of the 2031 Notes.

“2031 Notes” means the Initial 2031 Notes issued and any additional 2.400% Senior Notes due 2031 issued, treated as a single Series.

“2031 Par Call Date” means April 15, 2031.

“2051 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the 2051 Assumed

Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the 2051 Assumed Remaining Life.

“2051 Interest Payment Date” means an Interest Payment Date in respect of the 2051 Notes.

“2051 Notes” means the Initial 2051 Notes issued and any additional 3.200% Senior Notes due 2051 issued, treated as a single Series.

“2051 Par Call Date” means January 15, 2051.

 “Acquisition” means the purchase by the Corporation or one or more of its Affiliates from the Lehigh Entities, pursuant to the Purchase Agreement, of 100% of the outstanding equity interests in the subsidiaries and joint ventures held by the Lehigh Entities that own and operate the business of producing, selling, marketing and distributing aggregates, cement, ready-mix concrete, asphalt and similar materials in California, Arizona, Nevada, Oregon and Ensenada, Mexico.

“Attributable Debt” for a lease means the carrying value of the capitalized rental obligation determined under U.S. generally accepted accounting principles, whether or not such obligation is required to be shown on the balance sheet as a long‑term liability.  The carrying value may be reduced by the capitalized value of the rental obligations, calculated on the same basis, that any sublessee has for all or part of the same property.  A lease obligation shall be counted only once even if the Corporation and one or more of its Subsidiaries may be responsible for the obligation.

“Below Investment Grade Rating Event” means the rating on the applicable Series of Notes is lowered by at least two of the three Rating Agencies and the applicable Series of Notes is rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period shall be extended so long as the rating of the applicable Series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public notice of the earlier of the Corporation’s intention to effect a Change of Control and the occurrence of a Change of Control and ending 60 days following consummation of such Change of Control.

“Capital Expenditures” means, for any period, any expenditures of the Corporation or its Subsidiaries during such period that, in conformity with U.S. generally accepted accounting principles consistently applied, are required to be included in fixed asset accounts as reflected in the consolidated balance sheet of the Corporation and its Subsidiaries.

“Change of Control” means:

(1)          the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group (as used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Corporation’s Voting Stock, measured by voting power rather than number of shares;

(2)          any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, to any Person or group of related Persons for the purpose of Section 13(d)(3) of the Exchange Act, together with any affiliates thereof, other than any such sale, lease, exchange or other transfer to one or more of the Corporation’s Subsidiaries (whether or not otherwise in compliance with the provisions of the Indenture and this Supplemental Indenture); or

(3)          the adoption of a plan relating to the liquidation, dissolution or winding up of the Corporation.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Corporation shall not be deemed to involve a Change of Control if (a) pursuant to such transaction the Corporation becomes a wholly owned subsidiary of such holding company and (b) the holders of the outstanding Voting Stock of such holding company immediately following such transaction are the same as the holders of the Corporation’s outstanding Voting Stock immediately prior to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Price” means, with respect to any Optional Redemption Date in respect of a Series of Notes, the average of two Reference Treasury Dealer Quotations for such Notes as of such Optional Redemption Date.

“Consolidated Net Tangible Assets” means, as of any date of determination, total assets less:

(1)          total current liabilities (excluding any Debt which, at the option of the borrower, is renewable or extendible to a term exceeding 12 months and which is included in current liabilities and further excluding any deferred income taxes which are included in current liabilities), and

(2)          goodwill, patents and trademarks,

all as stated on the Corporation’s most recent publicly available consolidated balance sheet preceding such date of determination.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Initial 2023 Notes” means $700.0 million aggregate principal amount of the Corporation’s 0.650% Senior Notes due 2023 issued under this Supplemental Indenture and the Indenture on the date hereof substantially in the form set forth in Exhibit A hereto.

“Initial 2031 Notes” means $900.0 million aggregate principal amount of the Corporation’s 2.400% Senior Notes due 2031 issued under this Supplemental Indenture and the Indenture on the date hereof substantially in the form set forth in Exhibit B hereto.

“Initial 2051 Notes” means $900.0 million aggregate principal amount of the Corporation’s 3.200% Senior Notes due 2051 issued under this Supplemental Indenture and the Indenture on the date hereof substantially in the form set forth in Exhibit C hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories) by Moody’s, BBB‑ (or the equivalent under any successor rating categories) by S&P and BBB‑ (or the equivalent under any successor rating categories) by Fitch and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Corporation.

“Lehigh Entities” means Lehigh Cement Company LLC, a Delaware limited liability company, HMBA Holdings, LLC, a Delaware limited liability company, and Lehigh Southwest Cement Company, a California company.

“Long‑Term Debt” means Debt that by its terms matures on a date more than 12 months after the date it was created or Debt that the obligor may extend or renew without the obligee’s consent to a date more than 12 months after the Debt was created.

“Maturity Date” means, with respect to the principal of such Note of the applicable Series, repayable on such date, the Stated Maturity Date, the Optional Redemption Date or the repurchase date pursuant to Section 3.3.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Notes” means, collectively, the 2023 Notes, the 2031 Notes and the 2051 Notes.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in The City of New York.

“Principal Property” means any mining and quarrying or manufacturing facility located in the United States and owned by the Corporation or by one or more Restricted Subsidiaries on the Issue Date of the Notes and which has, as of the date the Lien is incurred, a net book value (after deduction of depreciation and other similar charges) greater than 3% of Consolidated Net Tangible Assets, except:

(1)          any such facility or property which is financed by obligations of any State, political subdivision of any State or the District of Columbia under terms which permit the interest payable to the holders of the obligations to be excluded from gross income as a result of the plant, facility or property satisfying the conditions of Section 103(b)(4)(C), (D), (E), (F) or (H) or Section 103(b)(6) of the Internal Revenue Code of 1954 or Section 142(a) or Section 144(a) of the Internal Revenue Code of 1986, or of any successors to such provisions; or

(2)          any such facility or property which, in the opinion of the Board of Directors of the Corporation, is not of material importance to the total business conducted by the Corporation and its Subsidiaries taken as a whole.

Notwithstanding the foregoing, the chief executive officer or chief financial officer of the Corporation may at any time declare any mining and quarrying or manufacturing facility or other property to be a Principal Property by delivering a certificate to that effect to the Trustee.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of May 23, 2021, by and among the Lehigh Entities and the Corporation, as it may be amended or supplemented.

“Quotation Agent” means, with respect to any Optional Redemption Date in respect of a Series of Notes, the Reference Treasury Dealer appointed by the Corporation for such purpose.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable Series of Notes or fails to make a rating of such Series publicly available for reasons outside the control of the Corporation, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Corporation (as certified by a resolution of the Board of Directors of the Corporation) to act as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reference Treasury Dealer” means (i) each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC or Wells Fargo Securities LLC or their respective affiliates that are primary U.S. Government securities dealers and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Corporation shall substitute therefor another Primary Treasury Dealer and (ii) at the Corporation’s option, any other Primary Treasury Dealers selected by the Corporation.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Optional Redemption Date, the average, as determined by the Corporation, of the bid and asked prices for, as applicable the 2023 Comparable Treasury Issue (in the case of a redemption of the 2023 Notes), the 2031 Comparable Treasury Issue (in the case of a redemption of the 2031 Notes) or the 2051 Comparable Treasury Issue (in the case of a redemption of the 2051 Notes) (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Optional Redemption Date.

“Restricted Property” means any Principal Property, any Debt of a Restricted Subsidiary owned by the Corporation or a Restricted Subsidiary on the Issue Date of the Notes or thereafter if secured by a Principal Property (including any property received upon a conversion or exchange of such debt), or any shares of stock of a Restricted Subsidiary owned by the Corporation or a Restricted Subsidiary (including any property or shares received upon a conversion, stock split or other distribution with respect to the ownership of such stock).

“Restricted Subsidiary” means a Subsidiary that has substantially all of its assets located in, or carries on substantially all of its business in, the United States and that owns a Principal Property.  Notwithstanding the preceding sentence, a Subsidiary shall not be a

Restricted Subsidiary during such period of time as it has shares of capital stock registered under the Exchange Act or it files reports and other information with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

“Sale‑Leaseback Transaction” means an arrangement whereby the Corporation or a Restricted Subsidiary sells or transfers a Principal Property and contemporaneously leases it back for a lease greater than three years.

“Stated Maturity Date”, when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal amount of such Note is due and payable.

“S&P” means S&P Global Ratings and its successors.

“Treasury Rate” means, with respect to any Optional Redemption Date, the rate per annum equal to the semiannual yield to maturity of the 2023 Comparable Treasury Issue (in the case of a redemption of the 2023 Notes), the 2031 Comparable Treasury Issue (in the case of a redemption of the 2031 Notes) or the 2051 Comparable Treasury Issue (in the case of a redemption of the 2051 Notes), assuming, in each case, a price for such comparable treasury issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Optional Redemption Date.

SECTION 1.3   Other Definitions.

Term	Defined in Section

2023 Assumed Remaining Life	Section 2.8(i)(2)
2023 Optional Redemption Date	Section 2.8(i)(2)
2031 Assumed Remaining Life	Section 2.9(i)(2)
2031 Optional Redemption Date	Section 2.9(i)(2)
2051 Assumed Remaining Life	Section 2.10(i)(2)
2051 Optional Redemption Date	Section 2.10(i)(2)
Change of Control Offer	Section 3.3
Change of Control Payment Date	Section 3.3(a)
Corporation	Preamble
existing Lien	Section 3.1(vi)
Indenture	Preamble
Securities	Preamble
SMR Notes	Section 2.11
Special Mandatory Redemption Date	Section 2.11
Supplemental Indenture	Preamble
Trustee	Preamble
Trigger Date	Section 2.11

ARTICLE II

General Terms and Conditions of the Notes

SECTION 2.1   Designation and Principal Amount.  There is hereby authorized and established a Series of Securities under the Indenture, designated as the “0.650% Senior Notes due 2023”, which is not limited in aggregate principal amount.  There is also hereby authorized and established a Series of Securities under the Indenture, designated as the “2.400% Senior Notes due 2031”, which is not limited in aggregate principal amount.  There is also hereby authorized and established a Series of Securities under the Indenture, designated as the “3.200% Senior Notes due 2051”, which is not limited in aggregate principal amount.  The 2023 Notes, 2031 Notes and 2051 Notes shall each constitute a separate Series of Securities under the Indenture.  The respective aggregate principal amounts of the 2023 Notes, 2031 Notes and 2051 Notes to be issued shall be as set forth in any Corporation order for the authentication and delivery of the 2023 Notes, 2031 Notes and 2051 Notes, respectively, pursuant to Section 2.1 of the Indenture.

SECTION 2.2   Maturity.  The Stated Maturity Date of principal for the 2023 Notes will be July 15, 2023.  The Stated Maturity Date of principal for the 2031 Notes will be July 15, 2031.  The Stated Maturity Date of principal for the 2051 Notes will be July 15, 2051.

SECTION 2.3   Further Issues.  The Corporation may from time to time issue additional 2023 Notes with the same terms as the Initial 2023 Notes (other than issue date and, to the extent applicable, the date from which interest will begin to accrue and the first payment of interest) and such additional 2023 Notes will be consolidated, and constitute a single Series of Securities under the Indenture, with the Initial 2023 Notes for all purposes without notice to, or the consent of, the Holders of the Notes; provided, however, that if any additional 2023 Notes so issued will not be fungible with the Initial 2023 Notes for federal income tax purposes, such additional 2023 Notes will have a separate CUSIP number and ISIN, as applicable, from the Initial 2023 Notes.

The Corporation may also from time to time issue additional 2031 Notes with the same terms as the Initial 2031 Notes (other than issue date and, to the extent applicable, the date from which interest will begin to accrue and the first payment of interest) and such additional 2031 Notes will be consolidated, and constitute a single Series of Securities under the Indenture, with the Initial 2031 Notes for all purposes without notice to, or the consent of, the Holders of the Notes; provided, however, that if any additional 2031 Notes so issued will not be fungible with the Initial 2031 Notes for federal income tax purposes, such additional 2031 Notes will have a separate CUSIP number and ISIN, as applicable, from the Initial 2031 Notes.

The Corporation may also from time to time issue additional 2051 Notes with the same terms as the Initial 2051 Notes (other than issue date and, to the extent applicable, the date from which interest will begin to accrue and the first payment of interest) and such additional 2051 Notes will be consolidated, and constitute a single Series of Securities under the Indenture, with the Initial 2051 Notes for all purposes without notice to, or the consent of, the Holders of the Notes; provided, however, that if any additional 2051 Notes so issued will not be fungible with the Initial 2051 Notes for federal income tax purposes, such additional 2051 Notes will have a separate CUSIP number and ISIN, as applicable, from the Initial 2051 Notes.

SECTION 2.4   Form and Payment.  Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.

SECTION 2.5   Global Securities.  Upon original issuance, each of the 2023 Notes, the 2031 Notes and the 2051 Notes will be represented by one or more Global Securities pertaining to such Series registered in the name of Cede & Co., the nominee of DTC.  The Corporation will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

SECTION 2.6   Interest.  The 2023 Notes will bear interest (computed on the basis of a 360‑day year consisting of twelve 30‑day months) from, and including, July 2, 2021 at the rate of 0.650% per annum, payable semiannually in arrears; interest payable on each 2023 Interest Payment Date will include interest accrued from July 2, 2021, or from the most recent 2023 Interest Payment Date to which interest has been paid or duly provided for; the 2023 Interest Payment Dates on which such interest (except defaulted interest, which shall be paid in accordance with Section 2.13 of the Indenture) shall be payable are January 15 and July 15, commencing on January 15, 2022; and the regular record date for the interest payable on any 2023 Interest Payment Date is the close of business on the 15th calendar day immediately preceding such 2023 Interest Payment Date, whether or not such 15th calendar day is a Business Day.

The 2031 Notes will bear interest (computed on the basis of a 360‑day year consisting of twelve 30‑day months) from, and including, July 2, 2021 at the rate of 2.400% per annum, payable semiannually in arrears; interest payable on each 2031 Interest Payment Date will include interest accrued from July 2, 2021, or from the most recent 2031 Interest Payment Date to which interest has been paid or duly provided for; the 2031 Interest Payment Dates on which such interest (except defaulted interest, which shall be paid in accordance with Section 2.13 of the Indenture) shall be payable are January 15 and July 15, commencing on January 15, 2022; and the regular record date for the interest payable on any 2031 Interest Payment Date is the close of business on the 15th calendar day immediately preceding such 2031 Interest Payment Date, whether or not such 15th calendar day is a Business Day.

The 2051 Notes will bear interest (computed on the basis of a 360‑day year consisting of twelve 30‑day months) from, and including, July 2, 2021 at the rate of 3.200% per annum, payable semiannually in arrears; interest payable on each 2051 Interest Payment Date will include interest accrued from July 2, 2021, or from the most recent 2051 Interest Payment Date to which interest has been paid or duly provided for; the 2051 Interest Payment Dates on which such interest (except defaulted interest, which shall be paid in accordance with Section 2.13 of the Indenture) shall be payable are January 15 and July 15, commencing on January 15, 2022; and the regular record date for the interest payable on any 2051 Interest Payment Date is the close of business on the 15th calendar day immediately preceding such 2051 Interest Payment Date, whether or not such 15th calendar day is a Business Day.

SECTION 2.7   Authorized Denominations.  The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.8   Optional Redemption of the 2023 Notes.  The Corporation may redeem the 2023 Notes, at its option, at any time in whole or from time to time in part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) for cash:

(i)          prior to the 2023 Par Call Date, at a price equal to the greater of:

(1)          100% of the principal amount of the 2023 Notes to be redeemed; and

(2)          as determined by the Quotation Agent, the sum of the present values of the principal amount of the 2023 Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2023 Optional Redemption Date”) through the 2023 Par Call Date (assuming, for this purpose, that the 2023 Notes are scheduled to mature on the 2023 Par Call Date) (the “2023 Assumed Remaining Life”) (excluding interest, if any, accrued thereon to such 2023 Optional Redemption Date), discounted to such 2023 Optional Redemption Date on a semiannual basis (assuming a 360‑day year consisting of twelve 30‑day months) at the Treasury Rate plus 10 basis points (or 0.100%); and

(ii)          on or after the 2023 Par Call Date and prior to the Stated Maturity Date of the 2023 Notes, at a price equal to 100% of the principal amount of the 2023 Notes to be redeemed,

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2023 Optional Redemption Date.

Notwithstanding the foregoing, the Corporation shall pay any interest installment due on a 2023 Interest Payment Date which occurs on or prior to a 2023 Optional Redemption Date to the Holders of the 2023 Notes as of the close of business on the regular record date immediately preceding such 2023 Interest Payment Date.

The Corporation may at any time, and from time to time, purchase 2023 Notes at any price or prices in the open market or otherwise.

Notwithstanding Section 3.4 of the Indenture, at least 10 days but not more than 30 days before a 2023 Optional Redemption Date, the Corporation shall send or cause to be sent by electronic transmission or by first class mail (with a copy to the Trustee), a notice of redemption to each Holder of 2023 Notes to be redeemed.

SECTION 2.9   Optional Redemption of the 2031 Notes.  The Corporation may redeem the 2031 Notes, at its option, at any time in whole or from time to time in part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) for cash:

(i)          prior to the 2031 Par Call Date, at a price equal to the greater of:

(1)          100% of the principal amount of the 2031 Notes to be redeemed; and

(2)          as determined by the Quotation Agent, the sum of the present values of the principal amount of the 2031 Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2031 Optional Redemption Date”) through the 2031 Par Call Date (assuming, for this purpose, that the Notes are scheduled to mature on the 2031 Par Call Date) (the “2031 Assumed Remaining Life”) (excluding interest, if any, accrued thereon to such 2031 Optional Redemption Date), discounted to such 2031 Optional Redemption Date on a semiannual basis (assuming a 360‑day year consisting of twelve 30‑day months) at the Treasury Rate plus 15 basis points (or 0.150%); and

(ii)          on or after the 2031 Par Call Date and prior to the Stated Maturity Date of the 2031 Notes, at a price equal to 100% of the principal amount of the 2031 Notes to be redeemed,

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2031 Optional Redemption Date.

Notwithstanding the foregoing, the Corporation shall pay any interest installment due on a 2031 Interest Payment Date which occurs on or prior to a 2031 Optional Redemption Date to the Holders of the 2031 Notes as of the close of business on the regular record date immediately preceding such 2031 Interest Payment Date.

The Corporation may at any time, and from time to time, purchase 2031 Notes at any price or prices in the open market or otherwise.

Notwithstanding Section 3.4 of the Indenture, at least 10 days but not more than 30 days before a 2031 Optional Redemption Date, the Corporation shall send or cause to be sent by electronic transmission or by first class mail (with a copy to the Trustee), a notice of redemption to each Holder of 2031 Notes to be redeemed.

SECTION 2.10   Optional Redemption of the 2051 Notes.  The Corporation may redeem the 2051 Notes, at its option, at any time in whole or from time to time in part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) for cash:

(i)          prior to the 2051 Par Call Date, at a price equal to the greater of:

(1)          100% of the principal amount of the 2051 Notes to be redeemed; and

(2)          as determined by the Quotation Agent, the sum of the present values of the principal amount of the 2051 Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2051 Optional Redemption Date”) through the 2051 Par Call Date (assuming, for this purpose, that the Notes are scheduled to mature on the 2051 Par Call Date) (the “2051 Assumed Remaining Life”) (excluding interest, if any, accrued thereon to such 2051 Optional Redemption Date), discounted to such 2051 Optional Redemption Date on a semiannual basis (assuming a 360‑day year consisting of twelve 30‑day months) at the Treasury Rate plus 20 basis points (or 0.200%); and

(ii)          on or after the 2051 Par Call Date and prior to the Stated Maturity Date of the 2051 Notes, at a price equal to 100% of the principal amount of the 2051 Notes to be redeemed,

plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2051 Optional Redemption Date.

Notwithstanding the foregoing, the Corporation shall pay any interest installment due on a 2051 Interest Payment Date which occurs on or prior to a 2051 Optional Redemption Date to the Holders of the 2051 Notes as of the close of business on the regular record date immediately preceding such 2051 Interest Payment Date.

The Corporation may at any time, and from time to time, purchase 2051 Notes at any price or prices in the open market or otherwise.

Notwithstanding Section 3.4 of the Indenture, at least 10 days but not more than 30 days before a 2051 Optional Redemption Date, the Corporation shall send or cause to be sent by electronic transmission or by first class mail (with a copy to the Trustee), a notice of redemption to each Holder of 2051 Notes to be redeemed.

SECTION 2.11   Special Mandatory Redemption.  If (i) the Acquisition is not consummated prior to March 31, 2022, (ii) the Purchase Agreement is terminated at any time prior to March 31, 2022 (other than as a result of consummating the Acquisition) or (iii) the Corporation publicly announces at any time prior to March 31, 2022 that it will no longer pursue the consummation of the Acquisition (the earliest of any such date under clause (i), (ii) or (iii) of this Section 2.11, a “Trigger Date”), then the Corporation shall redeem on the Special Mandatory Redemption Date all of the outstanding 2031 Notes and 2051 Notes (collectively, the “SMR Notes”) for cash at a redemption price equal to 101% of the aggregate principal amount of such SMR Notes, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date.  Upon the occurrence of a Trigger Event, the Corporation shall cause a notice of special mandatory redemption to be transmitted to each Holder of any SMR Notes at its registered address and to the Trustee promptly, and in any event not later than the fifth Business Day after the Trigger Date, and shall redeem the SMR Notes on the date specified in the notice of special mandatory redemption (the date so specified, the “Special Mandatory Redemption Date”).  The Special Mandatory Redemption Date shall be a date selected by the Corporation and set forth in the notice of special mandatory redemption and shall be no later than 30 days following any Trigger Date, but no earlier than the fifth Business Day following the day the notice of special mandatory redemption is transmitted to Holders of the SMR Notes.  If funds sufficient to pay the special mandatory redemption price of the outstanding SMR Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Trustee or a Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date, such SMR Notes shall cease to bear interest.

SECTION 2.12   Appointment of Agents.  The Trustee will initially be the Registrar and Paying Agent for the Notes.

ARTICLE III

Additional Covenants

SECTION 3.1   Limitations on Liens.  Subject to the following two sentences, the Corporation shall not, and shall not permit any Restricted Subsidiary to, as security for any Debt, incur a Lien on any Restricted Property, unless the Corporation or such Restricted Subsidiary secures or causes to be secured any outstanding Notes equally and ratably with all Debt secured by such Lien (it being understood that such Lien may equally and ratably secure such Notes and any other obligations of the Corporation or its Subsidiaries that are not subordinated in right of payment to any outstanding Notes). The foregoing restrictions will not apply to, among other things, Liens:

(i)          existing on the Issue Date of the Notes or existing at the time an entity becomes a Restricted Subsidiary;

(ii)          existing at the time of the acquisition of the Restricted Property or incurred to finance all or some of the purchase price or cost of construction; provided that the Lien may not extend to any other Restricted Property (other than, in the case of construction, unimproved real property) owned by the Corporation or any of its Restricted Subsidiaries at the time the property is acquired or the Lien is incurred; and provided, further, that the Lien may not be incurred more than one year after the later of the acquisition, completion of construction or commencement of full operation of the property;

(iii)          securing Debt of the Corporation owed to a Restricted Subsidiary or securing Debt of a Restricted Subsidiary owed to the Corporation or another Restricted Subsidiary;

(iv)          existing at the time an entity merges into, consolidates with, or enters into a share exchange with the Corporation or a Restricted Subsidiary or a Person transfers or leases all or substantially all its assets to the Corporation or a Restricted Subsidiary;

(v)          in favor of a government or governmental entity that secures payment pursuant to a contract, subcontract, statute or regulation, secures Debt guaranteed by the government or governmental agency, secures Debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity, or secures Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien; or

(vi)          extending, renewing or replacing in whole or in part a Lien (an “existing Lien”) permitted by any of clauses (i) through (v); provided that such Lien may not extend beyond the property subject to the existing Lien and the Debt secured by the Lien may not exceed the amount of Debt secured at the time by the existing Lien unless the existing Lien or a predecessor Lien equally and ratably secures the outstanding Notes and the Debt.

In addition and notwithstanding the foregoing restrictions, the Corporation and any of its Restricted Subsidiaries may, without securing the Notes of any Series, incur a Lien that otherwise would be subject to the foregoing restrictions; provided that after giving effect to such Lien the aggregate amount of all Debt secured by Liens that otherwise would be prohibited by this Section 3.1 (for the avoidance of doubt, excluding Debt secured by a Lien permitted by any of clauses (i) through (vi) above), plus all Attributable Debt in respect of Sale‑Leaseback Transactions that otherwise would be prohibited by Section 3.2 at the time such Lien is incurred would not exceed 15% of Consolidated Net Tangible Assets.

If, upon any consolidation, merger or transfer described in Section 5.1 of the Indenture, a Restricted Property would become subject to an attaching Lien that secures Debt, then, before the consolidation, merger or transfer occurs, the Corporation by supplemental indenture shall secure the Securities of each Series by a direct lien on such Restricted Property.  The direct Lien shall have priority over all Liens on such Restricted Property except those already encumbering such Restricted Property.  The direct Lien may equally and ratably secure the Securities of each Series and any other obligation of the Corporation or a Subsidiary.  Notwithstanding the foregoing, the Corporation need not comply with the above provisions of this paragraph if (i) upon the consolidation, merger or transfer, the attaching Lien will secure the Securities of each Series equally and ratably with or prior to Debt secured by the attaching Lien or (ii) pursuant to the other provisions of this Section 3.1, the Corporation or a Restricted Subsidiary would not be prohibited from creating a Lien on the Restricted Property to secure Debt at least equal in amount to that secured by the attaching Lien.

This Section 3.1 is one of the covenants eligible for the provisions of Section 8.3 of the Indenture.

SECTION 3.2   Limitations on Sale and Lease‑Back Transactions.  Subject to the following sentence, the Corporation shall not, and shall not permit any Restricted Subsidiary to, enter into a Sale‑Leaseback Transaction, unless:

(i)          the lease is between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries;

(ii)          the Corporation or such Restricted Subsidiary would be entitled, pursuant to Section 3.1, to create a Lien on the property to be leased securing Debt in an amount at least equal in amount to the Attributable Debt in respect of the Sale‑Leaseback Transaction without equally and ratably securing the outstanding Notes under Section 3.1;

(iii)          the Corporation owns or acquires other property which will be made a Principal Property and is determined by the Board of Directors of the Corporation to have a fair value equal to or greater than the Attributable Debt incurred;

(iv)          within 270 days of the effective date of the lease, the Corporation makes Capital Expenditures with respect to a Principal Property in an amount at least equal to the amount of the Attributable Debt incurred; or

(v)          the Corporation or a Restricted Subsidiary makes an optional prepayment in cash of its Debt or finance lease obligations at least equal in amount to the Attributable Debt for the lease, the prepayment is made within 270 days of the effective date of the lease, the Debt prepaid is not owned by the Corporation or a Restricted Subsidiary, the Debt prepaid is not subordinated in right of payment to any of the Notes, and the Debt prepaid was Long‑Term Debt at the time it was created.

In addition and notwithstanding the foregoing restrictions, the Corporation and any of its Restricted Subsidiaries may, without securing the Notes of any Series, enter into a Sale‑Leaseback Transaction that otherwise would be subject to the foregoing restrictions; provided that after giving effect to such Sale‑Leaseback Transaction the aggregate amount of all Debt secured by Liens that otherwise would be prohibited by Section 3.1 (for the avoidance of doubt, excluding Debt secured by a Lien permitted by any of clauses (i) through (vi) thereof), plus all Attributable Debt in respect of Sale‑Leaseback Transactions that otherwise would be prohibited by this Section 3.2 would not exceed 15% of Consolidated Net Tangible Assets.

This Section 3.2 is one of the covenants eligible for the provisions of Section 8.3 of the Indenture.

SECTION 3.3   Change of Control Repurchase Event.  If a Change of Control Repurchase Event occurs (unless, with respect to any Series of Notes, the Corporation (i) has exercised its right to redeem such Series in full in accordance with Section 2.8, Section 2.9 or Section 2.10, as applicable, or (ii) in the case of the SMR Notes, is redeeming or has redeemed such Notes pursuant to Section 2.11), the Corporation shall make an irrevocable offer (subject to consummation of the Change of Control Repurchase Event) (a “Change of Control Offer”) to each Holder of Notes (except any such Notes excluded under clause (i) or (ii) above) to repurchase all or, at the election of such Holder, any part (equal to a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes for cash at a price equal to 101% of the principal amount of such Notes to be repurchased plus unpaid interest, if any, accrued thereon to, but excluding, the repurchase date.  Notwithstanding the foregoing, the Corporation shall pay any interest installment due on an Interest Payment Date which occurs on or prior to the repurchase date to the Holders of the Notes of the applicable Series as of the close of business on the applicable record date immediately preceding such Interest Payment Date.

(a)          The Corporation shall send a notice to each Holder of the applicable Notes by first class mail, with a copy to the Trustee, within 30 days following the date upon which any Change of Control Repurchase Event has occurred, or at its option, prior to any Change of Control but after the public announcement of the pending Change of Control.  The notice shall govern the terms of the Change of Control Offer and shall describe the transaction that constitutes or may constitute the Change of Control Repurchase Event and shall irrevocably offer (subject to consummation of the Change of Control Repurchase Event) to repurchase all of such Notes on the repurchase date specified in the notice.  Subject to the following sentence, the repurchase date shall be at least 30 days but no more than 60 days from the date such notice is sent (a “Change of Control Payment Date”).  If the notice is sent prior to the date of consummation of the Change of Control, the notice shall state that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice.  Holders electing to have their Notes purchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book‑entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.  The Paying Agent shall promptly send to each Holder of Notes properly tendered the repurchase price for such Notes, and the Trustee, upon the Corporation’s execution and delivery of the related Notes, shall promptly authenticate and send (or cause to be transferred by book‑entry) to each Holder a new Note of the same Series equal in principal amount to any unrepurchased portion of any Notes properly tendered.

(b)          On the Change of Control Payment Date, the Corporation shall, to the extent lawful:  (i) accept for payment all properly tendered Notes or portions of Notes of the applicable Series that have not been validly withdrawn; (ii) on or before 10:00 a.m. (New York City time) on such date, deposit with the Trustee or with the Paying Agent (other than the Corporation or an Affiliate of the Corporation) money sufficient to pay the required payment for all properly tendered Notes or portions of Notes of such Series that have not been validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee the repurchased Notes of such Series, accompanied by an Officers’ Certificate stating the aggregate principal amount of repurchased Notes of such Series. The Trustee or the Paying Agent shall promptly return to the Corporation any money deposited with the Trustee or the Paying Agent by the Corporation in excess of the amounts necessary to pay the repurchase price of all Notes to be repurchased.

(c)          The Corporation shall comply with the requirements of Rule 14e‑1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of any Series as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Supplemental Indenture, the Indenture or the Notes, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.3 or the Notes by virtue of any such conflict.

(d)          The Corporation shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements of this Section 3.3 and such third party purchases all Notes properly tendered and not withdrawn by the Holders thereof under its offer.

(e)          If Notes tendered in a Change of Control Offer are paid or if the Corporation has deposited with the Trustee or the Paying Agent money sufficient to pay the repurchase price of all Notes to be repurchased, on and after the repurchase date, interest shall cease to accrue on the Notes or the portions of Notes tendered and not withdrawn in a Change of

Control Offer (regardless of whether certificates for such Notes are actually surrendered).  If any Security tendered in a Change of Control Offer shall not be so paid upon surrender for repurchase because of the failure of the Corporation to comply with paragraph (c) of this Section 3.3, interest shall be paid on the unpaid principal from the repurchase date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case, at the rate provided in such Security.

This Section 3.3 is one of the covenants eligible for the provisions of Section 8.3 of the Indenture.

SECTION 3.4   Maintenance of Office or Agency.  In the event that certificated Notes of any Series are outstanding, then, for so long as such certificated Notes of such Series are outstanding, the Corporation shall maintain in the United States, an office or agency where certificated Notes of such Series may be presented or surrendered for payment and where certificated Notes of each such Series may be surrendered for registration of transfer or exchange.  The Corporation shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Corporation shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations may be made or served at the corporate trust office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations.

ARTICLE IV

Form of Notes

SECTION 4.1   Form of Notes.

(a)          The 2023 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

(b)          The 2031 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

(c)          The 2051 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit C hereto.

ARTICLE V

Original Issue of Notes

SECTION 5.1   Original Issue of Notes.  The Notes of a Series may, upon execution of this Supplemental Indenture, be executed by the Corporation and delivered to the Trustee for authentication, and the Trustee shall, upon Corporation order, authenticate and deliver Notes of such Series as in such Corporation order provided.

ARTICLE VI

Miscellaneous

SECTION 6.1   Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that, notwithstanding anything to the contrary, the provisions of this Supplemental Indenture shall apply solely with respect to the Notes (and not to any other Series of Securities). To the extent that the provisions of this Supplemental Indenture conflict with any provision of the Indenture, the provisions of this Supplemental Indenture shall govern and be controlling with respect to the Notes (and only with respect to the Notes).

SECTION 6.2   Effect of Supplemental Indenture.  The definition of each term set forth in Article I of the Indenture is with respect to the Notes (and only with respect to the Notes) deleted and replaced in its entirety by the definition ascribed to such term in Article I of this Supplemental Indenture to the extent any such term is defined in both the Indenture and this Supplemental Indenture.

(i) Exhibit A of this Supplemental Indenture, with respect to the 2023 Notes (and only with respect to the 2023 Notes), shall supersede and replace Exhibit A to the Indenture; (ii) Exhibit B of this Supplemental Indenture, with respect to the 2031 Notes (and only with respect to the 2031 Notes), shall supersede and replace Exhibit A to the Indenture; and (iii) Exhibit C of this Supplemental Indenture, with respect to the 2051 Notes (and only with respect to the 2051 Notes), shall supersede and replace Exhibit A to the Indenture.

SECTION 6.3   Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Corporation and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6.4   Governing Law.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.5   Separability.  In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or of the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 6.6   Counterparts.  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.  The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.
By:	/s/ James A. J. Nickolas
	Name:	James A. J. Nickolas
	Title:	Senior Vice President and Chief Financial Officer

[Martin Marietta Materials, Inc. – Signature Page to Fourth Supplemental Indenture]

REGIONS BANK, AS TRUSTEE
By:	/s/ Kristine Prall
	Name:	Kristine Prall
	Title:	Vice President

[Martin Marietta Materials, Inc. – Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

[Form of 2023 Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.]1

_______________________________

1 Remove Global Securities Legend if inapplicable.

A-1

MARTIN MARIETTA MATERIALS, INC.
0.650% SENIOR NOTES DUE 2023

No. ____	CUSIP: 573284 AY2
ISIN: US573284AY29

Martin Marietta Materials, Inc., a North Carolina corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of __________________ Dollars ($________) on July 15, 2023, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates:  January 15 and July 15, beginning on [         ]

                             Record Dates:  15th calendar day immediately preceding the applicable Interest Payment Date

Reference is made to further provisions of this 0.650% Senior Note due 2023 (this “2023 Note”) set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this 2023 Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated  [         ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the 2023 Notes referred to in the within‑mentioned Supplemental Indenture: Dated [ ]

REGIONS BANK, as Trustee

By:
Authorized Signatory

[Martin Marietta Materials, Inc. – Signature Page to 2023 Global Note]

(Reverse of Note)
0.650% Senior Notes due 2023
MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as supplemented by the Supplemental Indenture) referred to below unless otherwise indicated.

(1)          Interest.  Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Corporation”), promises to pay interest on the outstanding principal amount of this 2023 Note at the fixed rate per annum shown above, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful.  The Corporation shall pay interest in United States dollars semiannually in arrears on January 15 and July 15 of each year, commencing on [         ] (each, an “Interest Payment Date”), except as provided in Section 10.7 of the Indenture with respect to an Interest Payment Date that is not a Business Day.  Interest on this 2023 Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [         ].  Interest shall be computed on the basis of a 360‑day year comprised of twelve 30‑day months.

(2)          Method of Payment.  The Corporation shall pay interest on this 2023 Note on the applicable Interest Payment Date to the Persons who are Holders of this 2023 Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this 2023 Note is cancelled after such regular record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  This 2023 Note shall be payable as to principal, premium and interest at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and (b) at the option of the Corporation, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest on this 2023 Note prior to the Stated Maturity Date shall be binding upon all future Holders of this 2023 Note, whether or not noted hereon.  The amount due and payable at the maturity or earlier redemption or repurchase of this 2023 Note shall be payable only upon presentation and surrender of this 2023 Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)          Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Corporation may change any Paying Agent or Registrar for any reason, without notice to any Holder.  The Corporation or any of its Subsidiaries may act in any such capacity.

(4)          Indenture.  The Corporation issued this 2023 Note under an Indenture dated as of May 22, 2017 (the “Indenture”) as supplemented by the Fourth Supplemental Indenture dated as of July 2, 2021 (the “Supplemental Indenture”), between the Corporation and the Trustee.  The terms of this 2023 Note include those stated in the Indenture (as supplemented by the Supplemental Indenture) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa‑77bbbb) (the “TIA”).  To the extent the provisions of this 2023 Note are inconsistent with the provisions of the Indenture (as supplemented by the Supplemental Indenture), the Indenture (as supplemented by the Supplemental Indenture) shall govern.  This 2023 Note is subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of such terms.  The 2023 Notes issued on the Issue Date of the Notes are senior unsecured obligations of the Corporation initially limited to $________ in aggregate principal amount.  The Indenture (as supplemented by the Supplemental Indenture) permits the issuance of additional 2023 Notes subject to compliance with certain conditions.

(5)          Denominations, Transfer, Exchange.  The 2023 Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of the 2023 Notes may be registered and the 2023 Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Corporation may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture.  The Corporation need not exchange or register the transfer of any 2023 Note or portion of a 2023 Note selected for optional redemption, except for the unredeemed portion of any 2023 Note being redeemed in part pursuant to an optional redemption.  Also, it need not exchange or register the transfer of any 2023 Notes for a period of 15 days before a selection of 2023 Notes to be redeemed pursuant to an optional redemption or during the period between a regular record date and the corresponding Interest Payment Date.

(6)          Change of Control Repurchase Event.  This 2023 Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 3.3 of the Supplemental Indenture.

(7)          Optional Redemption.  This 2023 Note shall be subject to optional redemption in accordance with Section 2.8 of the Supplemental Indenture.

(8)          Persons Deemed Owners.  The Holder of this 2023 Note may be treated as its owner for all purposes.

(9)          Trustee Dealings with the Corporation.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not the Trustee.

(10)          No Recourse Against Others.  No director, officer, employee or stockholder, past, present or future, of the Corporation or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Corporation under the 2023 Notes, the Supplemental Indenture or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Corporation on the 2023 Notes or under the Indenture, Supplemental Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of 2023 Notes by accepting a 2023 Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the 2023 Notes.

(11)          Authentication.  This 2023 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12)          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13)          CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused CUSIP and ISIN numbers to be printed on this 2023 Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on this 2023 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14)          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE 2023 NOTES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE 2023 NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The Corporation shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Martin Marietta Materials, Inc. 4123 Parklake Avenue Raleigh, North Carolina 27612 Attention: General Counsel

ASSIGNMENT FORM

To assign this 2023 Note, fill in the form below:  (I) or (we) assign and transfer this 2023 Note to

___________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
___________________________
___________________________
___________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint

____________________________________________________________________________________________________________________________________________
to transfer this 2023 Note on the books of the Corporation.  The agent may substitute another to act for him.

Date:  ________________

Your Signature: ______________________
(Sign exactly as your name appears on the
face of this 2023 Note)

    Signature guarantee: ______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this 2023 Note repurchased by the Corporation pursuant to Section 3.3 (“Change of Control Repurchase Event”) of the Supplemental Indenture, check the box below:

[   ] Section 3.3

If you want to elect to have only part of this 2023 Note repurchased by the Corporation pursuant to Section 3.3 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$_____________________

Date: __________________	Your Signature: ______________________________
(Sign exactly as your name appears on this 2023 Note)

Tax Identification Number: _____________________

Signature guarantee: _________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this 2023 Note shall be $________. The following decreases (or increases) in the principal amount at maturity of this Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

EXHIBIT B

[Form of 2031 Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.]1

_______________________

1 Remove Global Securities Legend if inapplicable.

B-1

MARTIN MARIETTA MATERIALS, INC.
2.400% SENIOR NOTES DUE 2031

No. ____	CUSIP: 573284 AW6
ISIN: US573284AW62

Martin Marietta Materials, Inc., a North Carolina corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of __________________ Dollars ($________) on July 15, 2031, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates:  January 15 and July 15, beginning on [         ]

                             Record Dates:  15th calendar day immediately preceding the applicable Interest Payment Date

Reference is made to further provisions of this 2.400% Senior Note due 2031 (this “2031 Note”) set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this 2031 Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated  [         ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the 2031 Notes referred to in the within‑mentioned Supplemental Indenture: Dated [ ]

REGIONS BANK, as Trustee

By:
Authorized Signatory

[Martin Marietta Materials, Inc. – Signature Page to 2031 Global Note]

(Reverse of Note)
2.400% Senior Notes due 2031
MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as supplemented by the Supplemental Indenture) referred to below unless otherwise indicated.

(1)          Interest.  Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Corporation”), promises to pay interest on the outstanding principal amount of this 2031 Note at the fixed rate per annum shown above, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful.  The Corporation shall pay interest in United States dollars semiannually in arrears on January 15 and July 15 of each year, commencing on [         ] (each, an “Interest Payment Date”), except as provided in Section 10.7 of the Indenture with respect to an Interest Payment Date that is not a Business Day.  Interest on this 2031 Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [         ].  Interest shall be computed on the basis of a 360‑day year comprised of twelve 30‑day months.

(2)          Method of Payment.  The Corporation shall pay interest on this 2031 Note on the applicable Interest Payment Date to the Persons who are Holders of this 2031 Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this 2031 Note is cancelled after such regular record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  This 2031 Note shall be payable as to principal, premium and interest at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and (b) at the option of the Corporation, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest on this 2031 Note prior to the Stated Maturity Date shall be binding upon all future Holders of this 2031 Note, whether or not noted hereon.  The amount due and payable at the maturity or earlier redemption or repurchase of this 2031 Note shall be payable only upon presentation and surrender of this 2031 Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)          Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Corporation may change any Paying Agent or Registrar for any reason, without notice to any Holder.  The Corporation or any of its Subsidiaries may act in any such capacity.

(4)          Indenture.  The Corporation issued this 2031 Note under an Indenture dated as of May 22, 2017 (the “Indenture”) as supplemented by the Fourth Supplemental Indenture dated as of July 2, 2021 (the “Supplemental Indenture”), between the Corporation and the Trustee.  The terms of this 2031 Note include those stated in the Indenture (as supplemented by the Supplemental Indenture) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa‑77bbbb) (the “TIA”).  To the extent the provisions of this 2031 Note are inconsistent with the provisions of the Indenture (as supplemented by the Supplemental Indenture), the Indenture (as supplemented by the Supplemental Indenture) shall govern.  This 2031 Note is subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of such terms.  The 2031 Notes issued on the Issue Date of the Notes are senior unsecured obligations of the Corporation initially limited to $________ in aggregate principal amount.  The Indenture (as supplemented by the Supplemental Indenture) permits the issuance of additional 2031 Notes subject to compliance with certain conditions.

(5)          Denominations, Transfer, Exchange.  The 2031 Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of the 2031 Notes may be registered and the 2031 Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Corporation may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture.  The Corporation need not exchange or register the transfer of any 2031 Note or portion of a 2031 Note selected for optional redemption, except for the unredeemed portion of any 2031 Note being redeemed in part pursuant to an optional redemption.  Also, it need not exchange or register the transfer of any 2031 Notes for a period of 15 days before a selection of 2031 Notes to be redeemed pursuant to an optional redemption or during the period between a regular record date and the corresponding Interest Payment Date.

(6)          Special Mandatory Redemption; Change of Control Repurchase Event.  This 2031 Note shall be subject to a special mandatory redemption under the circumstances specified in Section 2.11 of the Supplemental Indenture.  This 2031 Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 3.3 of the Supplemental Indenture.

(7)          Optional Redemption.  This 2031 Note shall be subject to optional redemption in accordance with Section 2.9 of the Supplemental Indenture.

(8)          Persons Deemed Owners.  The Holder of this 2031 Note may be treated as its owner for all purposes.

(9)          Trustee Dealings with the Corporation.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not the Trustee.

(10)          No Recourse Against Others.  No director, officer, employee or stockholder, past, present or future, of the Corporation or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Corporation under the 2031 Notes, the Supplemental Indenture or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Corporation on the 2031 Notes or under the Indenture, Supplemental Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of 2031 Notes by accepting a 2031 Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the 2031 Notes.

(11)          Authentication.  This 2031 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12)          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13)          CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused CUSIP and ISIN numbers to be printed on this 2031 Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on this 2031 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14)          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE 2031 NOTES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE 2031 NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The Corporation shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Martin Marietta Materials, Inc. 4123 Parklake Avenue Raleigh, North Carolina 27612 Attention: General Counsel

ASSIGNMENT FORM

To assign this 2031 Note, fill in the form below:  (I) or (we) assign and transfer this 2031 Note to

__________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
___________________________
___________________________
___________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint

____________________________________________________________________________________________________________________________________________
to transfer this 2031 Note on the books of the Corporation.  The agent may substitute another to act for him.

Date:  ________________

Your Signature: ______________________
(Sign exactly as your name appears on the
face of this 2031 Note)

Signature guarantee: ______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this 2031 Note repurchased by the Corporation pursuant to Section 3.3 (“Change of Control Repurchase Event”) of the Supplemental Indenture, check the box below:

[   ] Section 3.3

If you want to elect to have only part of this 2031 Note repurchased by the Corporation pursuant to Section 3.3 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$_____________________

Date: __________________	Your Signature: ______________________________
(Sign exactly as your name appears on this 2031 Note)

Tax Identification Number: _____________________

Signature guarantee: _________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this 2031 Note shall be $________. The following decreases (or increases) in the principal amount at maturity of this Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

EXHIBIT C

[Form of 2051 Note]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.]1

______________________

1 Remove Global Securities Legend if inapplicable.

C-1

MARTIN MARIETTA MATERIALS, INC.
3.200% SENIOR NOTES DUE 2051

No. ____	CUSIP: 573284 AX4
ISIN: US573284AX46

Martin Marietta Materials, Inc., a North Carolina corporation, promises to pay to Cede & Co., or registered assigns, the principal amount of __________________ Dollars ($________) on July 15, 2051, or such other amount as provided on the “Schedule of Principal Amount” attached hereto.

Interest Payment Dates:  January 15 and July 15, beginning on [         ]

                             Record Dates:  15th calendar day immediately preceding the applicable Interest Payment Date

Reference is made to further provisions of this 3.200% Senior Note due 2051 (this “2051 Note”) set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, the Holder of this 2051 Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.

Dated  [         ]

MARTIN MARIETTA MATERIALS, INC. as Issuer

By:
Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the 2051 Notes referred to in the within‑mentioned Supplemental Indenture: Dated [ ]

REGIONS BANK, as Trustee

By:
Authorized Signatory

[Martin Marietta Materials, Inc. – Signature Page to 2051 Global Note]

(Reverse of Note)
3.200% Senior Notes due 2051
MARTIN MARIETTA MATERIALS, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture (as supplemented by the Supplemental Indenture) referred to below unless otherwise indicated.

(1)          Interest.  Martin Marietta Materials, Inc., a North Carolina corporation, or its successor (the “Corporation”), promises to pay interest on the outstanding principal amount of this 2051 Note at the fixed rate per annum shown above, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful.  The Corporation shall pay interest in United States dollars semiannually in arrears on January 15 and July 15 of each year, commencing on [         ] (each, an “Interest Payment Date”), except as provided in Section 10.7 of the Indenture with respect to an Interest Payment Date that is not a Business Day.  Interest on this 2051 Note shall accrue from, and including, the most recent date to which interest has been paid or, if no interest has been paid, from and including [         ].  Interest shall be computed on the basis of a 360‑day year comprised of twelve 30‑day months.

(2)          Method of Payment.  The Corporation shall pay interest on this 2051 Note on the applicable Interest Payment Date to the Persons who are Holders of this 2051 Note at the close of business on the 15th calendar day immediately preceding such Interest Payment Date, whether or not such 15th calendar day is a Business Day, even if this 2051 Note is cancelled after such regular record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  This 2051 Note shall be payable as to principal, premium and interest at the office or agency of the Corporation maintained for such purpose within the Borough of Manhattan, The City and State of New York; provided that (a) payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Securities and (b) at the option of the Corporation, payment of interest on an Interest Payment Date may be made by check mailed to a Holder’s address.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of, premium, if any, and interest on this 2051 Note prior to the Stated Maturity Date shall be binding upon all future Holders of this 2051 Note, whether or not noted hereon.  The amount due and payable at the maturity or earlier redemption or repurchase of this 2051 Note shall be payable only upon presentation and surrender of this 2051 Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)          Paying Agent and Registrar.  Initially, the Trustee under the Indenture shall act as Paying Agent and Registrar.  The Corporation may change any Paying Agent or Registrar for any reason, without notice to any Holder.  The Corporation or any of its Subsidiaries may act in any such capacity.

(4)          Indenture.  The Corporation issued this 2051 Note under an Indenture dated as of May 22, 2017 (the “Indenture”) as supplemented by the Fourth Supplemental Indenture dated as of July 2, 2021 (the “Supplemental Indenture”), between the Corporation and the Trustee.  The terms of this 2051 Note include those stated in the Indenture (as supplemented by the Supplemental Indenture) and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa‑77bbbb) (the “TIA”).  To the extent the provisions of this 2051 Note are inconsistent with the provisions of the Indenture (as supplemented by the Supplemental Indenture), the Indenture (as supplemented by the Supplemental Indenture) shall govern.  This 2051 Note is subject to all such terms, and Holders are referred to the Indenture, the Supplemental Indenture and the TIA for a statement of such terms.  The 2051 Notes issued on the Issue Date of the Notes are senior unsecured obligations of the Corporation initially limited to $________ in aggregate principal amount.  The Indenture (as supplemented by the Supplemental Indenture) permits the issuance of additional 2051 Notes subject to compliance with certain conditions.

(5)          Denominations, Transfer, Exchange.  The 2051 Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of the 2051 Notes may be registered and the 2051 Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Corporation may require a Holder to pay any taxes and expenses required by law or permitted by the Indenture.  The Corporation need not exchange or register the transfer of any 2051 Note or portion of a 2051 Note selected for optional redemption, except for the unredeemed portion of any 2051 Note being redeemed in part pursuant to an optional redemption.  Also, it need not exchange or register the transfer of any 2051 Notes for a period of 15 days before a selection of 2051 Notes to be redeemed pursuant to an optional redemption or during the period between a regular record date and the corresponding Interest Payment Date.

(6)          Special Mandatory Redemption; Change of Control Repurchase Event.  This 2051 Note shall be subject to a special mandatory redemption under the circumstances specified in Section 2.11 of the Supplemental Indenture.  This 2051 Note shall be subject to repurchase at the option of Holders under the circumstances specified in Section 3.3 of the Supplemental Indenture.

(7)          Optional Redemption.  This 2051 Note shall be subject to optional redemption in accordance with Section 2.10 of the Supplemental Indenture.

(8)          Persons Deemed Owners.  The Holder of this 2051 Note may be treated as its owner for all purposes.

(9)          Trustee Dealings with the Corporation.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not the Trustee.

(10)        No Recourse Against Others.  No director, officer, employee or stockholder, past, present or future, of the Corporation or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Corporation under the 2051 Notes, the Supplemental Indenture or the Indenture by reason of his, her or its status as such director, officer, employee or stockholder.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Corporation on the 2051 Notes or under the Indenture, Supplemental Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of 2051 Notes by accepting a 2051 Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the 2051 Notes.

(11)          Authentication.  This 2051 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12)          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13)          CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation has caused CUSIP and ISIN numbers to be printed on this 2051 Note and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on this 2051 Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14)          THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE 2051 NOTES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE 2051 NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The Corporation shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Martin Marietta Materials, Inc. 4123 Parklake Avenue Raleigh, North Carolina 27612 Attention: General Counsel

ASSIGNMENT FORM

To assign this 2051 Note, fill in the form below:  (I) or (we) assign and transfer this 2051 Note to

__________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
___________________________
___________________________
___________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint

____________________________________________________________________________________________________________________________________________
to transfer this 2051 Note on the books of the Corporation.  The agent may substitute another to act for him.

Date:  ________________

Your Signature: ______________________
(Sign exactly as your name appears on the
face of this 2051 Note)

Signature guarantee: ______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this 2051 Note repurchased by the Corporation pursuant to Section 3.3 (“Change of Control Repurchase Event”) of the Supplemental Indenture, check the box below:

[   ] Section 3.3

If you want to elect to have only part of this 2051 Note repurchased by the Corporation pursuant to Section 3.3 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) you elect to have repurchased:

$_____________________

Date: __________________	Your Signature: ______________________________
(Sign exactly as your name appears on this 2051 Note)

Tax Identification Number: _____________________

Signature guarantee: _________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this 2051 Note shall be $________. The following decreases (or increases) in the principal amount at maturity of this Note have been made:

Date of Decrease (or Increase)	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian